EXHIBIT 11
                ROTO-ROOTER, INC. AND SUBSIDIARY COMPANIES
                   COMPUTATION OF PER SHARE EARNINGS (a)
                  (in thousands except per share amount)
                                 unaudited
<F1>
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
                                 Three Months Ended    Nine Months Ended
                                    September 30,         September 30,
                                 -------------------  --------------------
                                   1995      1994       1995       1994
                                 --------   --------   -------   ---------
Computation of Earnings Per
  Common Share and Common
  Equivalent Share:
---------------------------
Net Income                       $2,280    $2,329      $6,756    $6,084
                                 =======   =======     =======   =======
Average Number of Shares Used
  to Compute Earnings
  per Common Share                5,106     5,069       5,092     5,064
Effect of Unexercised
  Stock Options                      71        39          48        57
                                 -------   -------     -------   -------
Average Number of Shares Used
  to Compute Earnings per
  Common and Common
  Equivalent Share                5,177     5,108       5,140     5,121
                                 =======   =======     =======   =======
Earnings per Common and
Common Equivalent Share          $  .44    $  .46      $ 1.31    $ 1.19
                                 =======   =======     =======   =======
Computation of Earnings
  Per Common Share Assuming
  Full Dilution:
---------------------------
Net Income                       $2,280    $2,329      $6,756    $6,084
                                 =======   =======     =======   =======
Average Number of Shares
  Used to Compute Earnings
  per Common Share                5,106     5,069       5,092     5,064
Effect of Unexercised
  Stock Options                      97        40         104        57
                                 -------   -------     -------   -------
Average Number of Shares
  Used to Compute Earnings
  per Common Share Assuming
  Full Dilution                   5,203     5,109       5,196     5,121
                                 =======   =======     =======   =======
Earnings per Common Share
  Assuming Full Dilution         $  .44    $  .46      $ 1.30    $ 1.19
                                 =======   =======     =======   =======
------------------
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(a)  This calculation is submitted in accordance with Regulation S-K, Item
     601(b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%, including fractional cents per share.

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